Kronos Worldwide, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697	Contact: Janet G. Keckeisen Vice President, Corporate Strategy and Investor Relations (972) 233-1700
Press Release

FOR IMMEDIATE RELEASE

KRONOS WORLDWIDE, INC. ANNOUNCES QUARTERLY DIVIDEND AND
RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS – May 17, 2017 – Kronos Worldwide, Inc. (NYSE:  KRO) announced that its board of directors has declared a regular quarterly dividend of fifteen cents ($0.15) per share on its common stock, payable on June 15, 2017 to stockholders of record at the close of business on June 6, 2017.

Kronos Worldwide also announced that at its 2017 annual stockholder meeting held today its stockholders had:

•
elected each of Keith R. Coogan, Loretta J. Feehan, Robert D. Graham, John E. Harper, Cecil H. Moore, Jr., Thomas P. Stafford, R. Gerald Turner, and C. Kern Wildenthal as a director for a one year term;

•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2017 annual stockholder meeting; and
•
approved, on a nonbinding advisory basis, an annual nonbinding advisory vote on named executive officer compensation as such compensation is disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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